LADD Furniture, Inc.
One Plaza Center, Box HP-3
High Point, North Carolina


August 8, 1997


Ladies and Gentlemen:

We have been furnished with a copy of Form 10-Q of LADD Furniture, Inc. and subsidiaries for the three months ended June 28, 1997, and have read the Company's statements contained in Note 2 to the condensed financial statements included therein. As stated in Note 2, the Company changed its method of accounting for inventory from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method for one of its upholstery operations in order to align all companies in the upholstery group under the same inventory valuation method and states that the newly adopted accounting principle is preferable in the circumstances because the FIFO method provides a better current period matching of revenue and expense due to historically low inflation and quick inventory turns in its upholstery operations. In accordance with your request, we have reviewed and discussed with Company officials the circumstances and business judgment and planning upon which the decision to make this change in the method of accounting was based.

We have not audited any financial statements of LADD Furniture, Inc. and subsidiaries as of any date or for any period subsequent to December 28, 1996, nor have we audited the information set forth in the aforementioned Note 2 to the condensed financial statements; accordingly, we do not express an opinion concerning the factual information contained therein.

With regard to the aforementioned accounting change, authoritative criteria have not been established for evaluating the preferability of one acceptable method of accounting over another acceptable method. However, for purposes of LADD Furniture Inc.'s compliance with the requirements of the Securities and Exchange Commission, we are furnishing this letter.

Based on our review and discussion, with reliance on management's business judgment and planning, we concur that the newly adopted method of accounting is preferable in the Company's circumstances.

Very truly yours,





s/KPMG  Peat Marwick LLP









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